        Exhibit 10.1
HIPPO HOLDINGS INC.
2021 INCENTIVE AWARD PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Hippo Holdings Inc., a Delaware corporation, (the “Company”), pursuant to its 2021 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of performance-based restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Performance Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[ ]
Grant Date:	[ ]
Total Number of RSUs:	[ ]
Vesting Commencement Date:	[ ]
Vesting Schedule:     Vesting of the RSUs shall be contingent on the satisfaction of both a service-based requirement (the “Service-Based Requirement”) and a performance-based requirement (the “Performance-Based Requirement”).
Service-Based Requirement. The Service-Based Requirement will be satisfied as to 100% of the RSUs on the first anniversary of the Vesting Commencement Date, subject to Participant not experiencing a Termination of Service prior to such date.
Performance-Based Requirement.    The Performance-Based Requirement shall be divided into three separate tranches of performance goals (the “Performance Goals”) based on a percentage of the aggregate number of RSUs: (i) 50% of the RSUs shall satisfy the Performance-Based Requirement based on achievement of the Stock Price Goals (the “Stock Price Tranche”), (ii) 25% of the RSUs shall satisfy the Performance-Based Requirement based on the achievement of the Revenue Goals (the “Revenue Tranche”) and (iii) 25% of the RSUs shall satisfy the Performance-Based Requirement based on the achievement of the AGP Goals (the “AGP Tranche” and, collectively, each of subsection (i) through (iii) the “Tranches”). Upon the occurrence of a Determination Date (defined below) prior to earlier of (A) the fourth anniversary of the Vesting Commencement Date and (B) the date of Participant’s Termination of Service (the earlier of such dates, the “Expiration Date”), the Performance-Based Requirement shall be satisfied in respect of that percentage of the total number of RSUs determined based on the achievement of the applicable Performance Goal set forth in the following table below that must occur.

Percentage of RSUs in a given Tranche that Incrementally Vest upon Achievement of Performance Goal	Stock Price Goals (Stock Price Tranche)	Revenue Goals (Revenue Tranche)	AGP Goals (AGP Tranche)
20%
20%
30%
30%

For avoidance of doubt, upon the achievement of a specific Performance Goal set forth in the table above, any applicable Performance Goal with a lower value will also then have been achieved if not previously satisfied and the number of RSUs that have satisfied the Performance-Based Requirement shall be equal to (i) the percentage set forth in the table above (plus any lower value percentages that have not been previously achieved) multiplied by (ii) the aggregate number of RSUs in the applicable Tranche.
For purposes hereof, “AGP Goals” shall mean, upon any date between the Grant Date and the Expiration Date, the adjusted gross profit of the Company as calculated by the Company at the time of the grant, measured as the sum of the preceding four quarters before the applicable Determination Date, equals or exceeds the amount set forth in the table above. “Determination Date” shall mean (i) with respect to the achievement of a Stock Price Goal, any date when the Administrator determines in writing that the applicable Performance Goal first equals or exceeds the value set forth in the table above and
(ii) with respect to the achievement of the AGP Goals and/or Revenue Goals, a date that occurs at least once a calendar year quarter when the Company measures such Performance Goals and the Administrator certifies in writing that such Performance Goals have been achieved. Determination Dates for a given Tranche are eligible to occur any time following the Grant Date until the earlier to occur of (a) the date 100% of the RSUs in a given Tranche have satisfied the Performance-Based Requirement and (b) the Expiration Date. “Revenue Goals” shall mean, upon any date between the Grant Date and the Expiration Date, the revenue of the Company calculated in accordance with the generally accepted accounting principles, measured as the sum of the preceding four quarters before the applicable Determination Date, equals or exceeds the amount set forth in the table above. “Stock Price Goals” shall mean upon any date between the Grant Date and the Expiration Date, the average of the volume weighted average trading price per share of the Company’s common stock over the immediately trailing 30 day period equals or exceeds the amount set forth in the table above.
In the event a Change in Control is consummated prior to a vesting date of the RSUs and the RSUs are assumed (as provided for in accordance with Section 9.3(c) of the Plan) in connection with such Change in Control, then, subject to Participant not experiencing a Termination of Service prior to the closing of such Change in Control, the Performance-Based Requirement shall be deemed satisfied in full with respect to 100%

of the RSUs then-outstanding and the Service- Based Requirement shall be deemed amended to provide that the RSUs shall vest and satisfy the Service-Based Requirement on each quarterly anniversary of the Vesting Commencement Date in substantially equal increments until the fourth anniversary of the Vesting Commencement Date. For the avoidance of doubt, nothing in this paragraph shall supersede Section 9.3(d) of the Plan.
Vesting of RSUs Following Satisfaction of Both Service-Based and Performance-Based Requirements: No RSUs will vest (in whole or in part) if only one (or if neither) of the Service-Based Requirement and the Performance-Based Requirement is satisfied. In the event a Tranche (or portion thereof) has not satisfied the Performance-Based Requirement prior to the fourth anniversary of the Vesting Commencement Date, then the RSUs associated with such Tranche (or portion thereof) shall terminate and cease to be outstanding effective as of 30 days following the such anniversary. If both the Service- Based Requirement and the Performance-Based Requirement are satisfied, each RSU will vest on the first date upon which the Administrator certifies that both of those requirements were satisfied with respect to that particular RSU.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger (except for a Change in Control), consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of the Company’s common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of the Company’s common stock occurs (other than any ordinary dividends or other ordinary distributions), the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the RSUs, shall (consistent with the Plan) make appropriate proportionate and equitable adjustments to the Performance Goal(s) set forth above to the extent such Performance Goal(s) have not yet been achieved.

Termination:
If the Participant experiences a Termination of Service, all RSUs that have not become vested (i.e., satisfied both the Service-Based Requirement and the applicable Performance-Based Requirement) on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

HIPPO HOLDINGS INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

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EXHIBIT A
TO PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Hippo Holdings Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance-based restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2021 Incentive Award Plan, as amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.

ARTICLE I.

GENERAL

1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock or other property under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

2.4Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as

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of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

2.6Issuance of Common Stock upon Vesting.

(a)As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than 30 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

2.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section
10.7 of the Plan.

2.8Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or

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the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

3.3Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

3.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

3.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any

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time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.

3.15Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein.

3.16Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits

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payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

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